UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

SUNWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36868	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1030 Winding Creek Road, Suite 100 Roseville, CA	95678
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2017, Sunworks, Inc. (the “Company”) entered into a Change of Control Agreement (the “Agreement”) with Charles Cargile, the Chief Executive Officer of the Company (the “CEO”) and, on September 22, 2017, with each of Abraham Emard, the Chief Operating Officer of the Company, Paul McDonnel. the Chief Financial Officer of the Company and one employee of the company (the “Officers” and together with the CEO, each, the “Employee,” and collectively, the “Employees”), to provide each of the Employees with certain severance benefits in the event the Employee’s employment with the Company terminates under certain circumstances.

Pursuant to the Agreement, if within three months prior to a change of control or twenty-four months after a change of Control (the “Change of Control Period”), the Employee’s employment terminates as a result of an involuntary termination or a resignation for good reason, then the Company has agreed, upon the terms and subject to the conditions of the Agreement, to pay to the Employee (i) any accrued and unpaid base salary (“Accrued Base Salary”) as of the date of the employment termination (the “Termination Date”); (ii) any accrued and unpaid value of unused paid time off (“Accrued PTO”); (iii) any accrued reimbursement for expenses incurred by the Employee prior to the Termination Date (“Accrued Reimbursable Expenses”); (iv) any accrued and unpaid cash incentive bonus with respect to the most recent fiscal year (“Accrued Incentive Bonus”); (v) severance payments to the CEO and to the Officers as set forth in each respective Agreement; and (vi) health benefits to the CEO and to the Officers for a period of eighteen months and twelve months, respectively, from the Termination Date. In addition, the Employee’s outstanding options, stock appreciation rights, restricted stock awards and other equity based awards as of the Termination Date shall immediately vest and become exercisable.

Upon the terms and subject to the conditions of the Agreement, if the Employee’s employment with the Company terminates during the Change of Control Period other than as a result of an Involuntary Termination (as defined in the Agreement) or a Resignation for Good Reason (as defined in the Agreement), including termination due to Employee’s disability or death, then the Employee shall receive the Accrued Base Salary, Accrued PTO, Accrued Reimbursable Expenses and Accrued Incentive Bonus.

The Agreement shall have a term of five years (the “Term”) and shall automatically renew for successive one-year periods unless the Agreement is terminated in accordance with the terms of the Agreement; provided, however, that in the event of a change of control, the Term shall extend at least until the second anniversary of the date of such change of control.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Change of Control Agreement with the CEO and the form of the Change of Control Agreement with the Officers filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Form of Change of Control Agreement dated September 26, 2017, by and between Charles Cargile and Sunworks, Inc.
10.2	Form of Change of Control Agreement dated September 22, 2017, by and between the Officers and Sunworks, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNWORKS, INC.

Date: September 28, 2017	By:	/s/ Charles F. Cargile
	Name:	Charles F. Cargile
	Title:	Chief Executive Officer

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